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                                                                     EXHIBIT E-9





                   CIPSCO INCORPORATED AND ITS SUBSIDIARIES
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CIPSCO INCORPORATED

     Central Illinois Public Service Co., 100%

          CIPS Energy, Inc., 100% (inactive)

          Illinois Steam, Inc., 100% (inactive)

          Electric Energy, Inc., 20%

     CIPSCO Investment Co., 100%

          CIPSCO Securities Co., 100%

          CIPSCO Venture Co., 100%
               Effingham Development Building II, L.L.C., 40%

          CIPSCO Leasing Co., 100%
               CLC Aircraft Leasing Co., 100%
               CIPSCO Leasing Co. A, 100%
               CIPSCO Leasing Co. B, 100%
               CIPSCO Leasing Co. C, 100%

          CIPSCO Energy Co., 100%
               CEC-PGE-G Co., 1%
               CEC-PGE-L Co., 50%
               CEC-APL-G Co., 1%
               CEC-APL-L Co., 50%
               CEC-ACE-G Co., 1%
               CEC-ACE-L Co., 99%
               CEC-PSPL-L Co., 50%
               CEC-PSPL-G Co., 1%
               CEC-ACLP Co., 24.75%
               CEC-MPS-L Co., 99%
               CEC-MPS-G Co., 1%